CERTIFICATE OF LIMITED PARTNERSHIP
OF
ANDEAVOR LOGISTICS LP

(as amended through August 1, 2017)

This Certificate of Limited Partnership, dated December 3, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Andeavor Logistics LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

251 Little Falls Drive
Wilmington, Delaware 19808

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808

3. General Partner. The name and the mailing address of the general partner are:

Tesoro Logistics GP, LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259-1828

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC,
its general partner

By:	/s/ Charles S. Parrish
Charles S. Parrish
Vice President, General Counsel
and Secretary